Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF ALL OUTSTANDING

5 3/4% SENIOR NOTES DUE JANUARY 15, 2023

ISSUED ON OCTOBER 11, 2012

IN EXCHANGE FOR

5 3/4% SENIOR NOTES DUE JANUARY 15, 2023

THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED,

OF

QUEBECOR MEDIA INC.

Registered holders of outstanding 5 3/4% Senior Notes due January 15, 2023 issued on October 11, 2012 (the “Initial Notes”) of Quebecor Media Inc. (“Quebecor Media”) who wish to tender their Initial Notes in exchange for a like stated amount at maturity of 5 3/4% Senior Notes due January 15, 2023 (the “Exchange Notes”) of Quebecor Media and, in each case, whose Initial Notes are not immediately available or who cannot deliver their Initial Notes and letter of transmittal (and any other documents required by the letter of transmittal) to U.S. Bank National Association (the “Exchange Agent”), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See “The Exchange Offer – Procedures for Tendering Initial Notes” in the Prospectus. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2013 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY QUEBECOR MEDIA IN ITS SOLE DISCRETION. TENDERS OF INITIAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 PM., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

Deliver to:

Registered and Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:

U.S. Bank National Association	U.S. Bank National Association	U.S. Bank National Association
U.S. Bank West Side Flats Operations	U.S. Bank West Side Flats Operations	U.S. Bank West Side Flats Operations
Center	Center	Center
60 Livingston Ave.	60 Livingston Ave.	60 Livingston Ave.
St. Paul, MN 55107	St. Paul, MN 55107	St. Paul, MN 55107
Attn: Specialized Finance	Attn: Specialized Finance	Attn: Specialized Finance
Reference: Quebecor Media Inc.	Reference: Quebecor Media Inc.	Reference: Quebecor Media Inc.

or

Facsimile: (216)623-9202
Toll-free telephone: 1-800-934-6802

FOR ANY QUESTIONS REGARDING THIS NOTICE OF GUARANTEED DELIVERY OR FOR ANY ADDITIONAL INFORMATION OR REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, YOU MAY CONTACT THE EXCHANGE AGENT BY TOLL-FREE TELEPHONE AT 1-800-934-6802, OR BY FACSIMILE AT (216) 623-9202.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the letter of transmittal for Guarantee of Signatures.

Ladies & Gentlemen:

The undersigned hereby tender(s) to Quebecor Media, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying letter of transmittal, receipt of which is hereby acknowledged, the aggregate stated amount at maturity of Initial Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

The undersigned understands that tenders of Initial Notes will be accepted only in stated amounts at maturity equal to $1,000 or integral multiples of $1,000. The undersigned understands that tenders of Initial Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Initial Notes may also be withdrawn if the Exchange Offer is terminated without any such Initial Notes being purchased thereunder or as otherwise provided in the Prospectus.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory:	Name(s) of Registered Holder(s):

Stated Amount at Maturity of Initial Notes Tendered:	Address:

U.S. $

Certificate No(s). of Initial Notes (if available):	Area Code and Telephone Number:

☐ Check this box if Initial Notes will be delivered by book-entry transfer at The Depository Trust Company. Account No.:

Date:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Initial Notes exactly as its (their) name(s) appear on certificates for Initial Notes or on a security position listing as the owner of Initial Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

NOTE: DO NOT SEND INITIAL NOTES WITH THIS FORM. INITIAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that each holder of Initial Notes on whose behalf this tender is being made “own(s)” the Initial Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Initial Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed letter of transmittal, together with certificates representing the Initial Notes covered hereby in proper form for transfer and required documents, will be deposited by the undersigned with the Exchange Agent.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND INITIAL NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Authorized Signature:
Name of Firm:

Address:

Name:

Title:

Area Code and Telephone No.:	Date: